NAME OF REGISTRANT:
Templeton Emerging Markets Income Fund
File No. 811-07866

EXHIBIT ITEM No. 77(c): Matters Submitted to a Vote of Security Holders

An Annual Meeting of Shareholders of Templeton Emerging Markets Income Fund (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on February 22, 2008. The purpose of the meeting was to elect four Trustees of the Fund. At the meeting, the following persons were elected by the shareholders to serve as Trustees of the Fund: Harris J. Ashton, Ann Torre Bates, Edith E. Holiday and Constantine D. Tseretopoulos.* No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:


                                   % OF       % OF SHARES                     % OF        % OF SHARES
                                 OUTSTANDING   PRESENT AND                 OUTSTANDING    PRESENT AND
TERM EXPIRING 2011       FOR       SHARES        VOTING       WITHHELD       SHARES         VOTING
--------------------------------------------------------------------------------------------------------
Harris J. Ashton      41,563,985    87.80%      98.22%        751,400         1.59%          1.78%
Edith E. Holiday      41,593,086    87.86%      98.29%        722,299         1.53%          1.71%
Constantine D.
  Tseretopoulos       41,621,630    87.92%      98.36%        693,755         1.47%          1.64%

                                   % OF       % OF SHARES                     % OF        % OF SHARES
                                 OUTSTANDING   PRESENT AND                 OUTSTANDING    PRESENT AND
TERM EXPIRING 2009       FOR       SHARES        VOTING       WITHHELD       SHARES         VOTING
--------------------------------------------------------------------------------------------------------
Ann Torre Bates       41,631,079    87.94%       98.38%        684,306        1.45%          1.62%


* Frank J. Crothers, Charles B. Johnson, Gregory E. Johnson, David W. Niemiec, Frank A. Olson, Larry D. Thompson and Robert E. Wade are Trustees of the Fund who are currently serving and whose terms of office continued after the Annual Meeting of Shareholders.